EXHIBIT 32.1

CERTIFICATIONS PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

(18 U.S.C. SECTION 1350)

In connection with the Quarterly report of TREX Acquisition Corp, a Nevada corporation (the “Company”), on Form 10-Q for the nine months ended March 31, 2024, as filed with the Securities and Exchange Commission (the “Report”), Frank Horkey, President of the Company does hereby certify, pursuant to § 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. § 1350), that to his knowledge:

(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date: May 23, 2024	By:	/s/ Frank Horkey
	Name:	Frank Horkey
	Title:	President